Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (Nos. 333-121617 and 333-107494), Form S-3 (Nos. 333-116855, 333-107644, and 333-81312), and Form S-8 (Nos. 333-113269, 333-111829, 333-74620, and 333-105428) of The First American Corporation of our report dated March 16, 2005 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Orange County, California

March 16, 2005